Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 23, 2020, relating to the financial statements and financial highlights of Cboe Vest S&P 500® Dividend Aristocrats Target Income ETF, a series of ETF Series Solutions, for the year ended October 31, 2020, and to the references to our firm under the headings “Independent Registered Public Accounting Firm (“Auditor”)” and “Financial Statements” in the Proxy Statement/Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin
January 20, 2021